SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 31, 1999

                             ----------------------

                        PAREXEL International Corporation
             (Exact name of Registrant as specified in its charter)


Massachusetts                 0-27058                          04-2776269
(State or other            (Commission                      (I.R.S. Employer
jurisdiction of             File Number)                  Identification Number)
incorporation or
organization)

195 West Street, Waltham, Massachusetts                          02451
(Address of principal executive offices)                       (Zip Code)


                                 (781) 487-9900
                         (Registrant's telephone number
                              including area code)







Item 5.  Other Events

          On March 31, 1999, PAREXEL International Corporation (the "Company"), issued a press release, attached hereto as Exhibit 99.1, to announce the acquisition of Groupe PharMedicom S.A.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired: not applicable.

         (b)      Pro Forma Financial Information: not applicable.

         (c)      Exhibits 99.1     Press Release of the Company, dated
                  March 31, 1999




                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 9th day of April, 1999.


                                            PAREXEL INTERNATIONAL CORPORATION

Dated: March 31, 1999                       By:  /s/ Carl F. Barnes
                                            Carl F. Barnes
                                            Vice President and General Counsel

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Bill Sobo, Senior Vice President, Chief Financial Officer
(781) 487-9904, ext. 4310

                       PAREXEL ACQUIRES GROUPE PHARMEDICOM

Boston, MA, March 31, 1999 -- PAREXEL International Corporation (Nasdaq: PRXL) announced today its acquisition of Groupe PharMedicom, a leading French provider of post-regulatory approval marketing support studies and regulatory services to pharmaceutical manufacturers. Groupe PharMedicom's Cercles & Biostat division provides clients with specialized market support services that extend the knowledge of drugs' efficacy and safety through practical day-to-day studies in targeted patient populations. In addition, Cercles & Biostat is a recognized leader in the design of medical software for general practitioners and specialists intended to improve patient medical records and to collect structured and validated data into a large database.

The Droit & Pharmacie division of Groupe PharMedicom provides technical consulting, legal and regulatory analysis, expert regulatory advice and liaison with regulators, specialized surveys, and dossiers for registration, transparency and pricing consulting, having built an excellent reputation with many pharmaceutical companies over the past 40 years. In addition, Droit & Pharmacie is the publisher of respected pharmaceutical bulletins and reports that focus on the French and worldwide pharmaceutical industry. With this acquisition, PAREXEL has significantly increased its post-regulatory approval studies capability in France and expanded its worldwide regulatory affairs practice.

PAREXEL issued approximately 199,600 shares of its common stock in exchange for all of the outstanding stock of Groupe PharMedicom. Groupe PharMedicom which is based in Paris and Orleans employs approximately 70 people.

"As the leading European clinical research and regulatory consulting provider, we are delighted to further enhance our abilities and skills through the acquisition of PharMedicom, and we look forward to an exciting and expanding future with our new employees from Cercles & Biostat and Droit & Pharmacie," said Barry R. Philpott, President of European Operations at PAREXEL.

"The integration of Cercles & Biostat into PAREXEL is the best way to increase our post-marketing activity and to launch and enhance our new range of tools, which utilize advanced communications technologies to provide services to patients, practitioners and pharmaceutical companies," said Herve Laurent, President of Cercles & Biostat. "Our new relationship with PAREXEL will also enhance Droit & Pharmacie's response to the accelerated globalization of our clients' activities, particularly in the countries of the European Union," offered Philippe Conquet, President of Droit & Pharmacie and Chairman of Groupe PharMedicom.

PAREXEL is a leading contract research and contract marketing organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology and medical device industries. Over the past fifteen years, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, contract marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has 45 offices with staff located throughout 25 countries around the world.

This release may contain statements which may be "forward-looking" statements under federal law. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: risks associated with the loss or delay of large contracts; the Company's dependence on certain industries and clients; management of growth and the ability to attract and retain employees; acquisitions; integration of newly acquired businesses; government regulation of certain industries and clients; and competition or consolidation within the industry. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.